EXHIBIT 99.1

News Release CONTACT: Michael Perlman Director, Investor Relations KLX Inc. (561) 791-5435

KLX INC. REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS:

REVENUES UP 17.4%; OPERATING EARNINGS UP 56.7%;

RAISES 2017 EPS GUIDANCE AND PROVIDES 2018 INITIAL OUTLOOK

WELLINGTON, FL, December 6, 2017 — KLX Inc. (the “Company”) (NASDAQ: KLXI), a leading distributor and value added service provider of aerospace fasteners and consumables, and a provider of services and products to the oil and gas exploration and production industry, today reported its third fiscal quarter ended October 31, 2017 financial results.

On a GAAP basis, for the three-month period ended October 31, 2017, operating earnings of $60.5 million increased 56.7 percent and net earnings of $25.8 million and net earnings per diluted share of $0.51 increased 30.3 percent and 34.2 percent, respectively, as compared to the three-month period ended October 31, 2016.

THIRD QUARTER HIGHLIGHTS

•            Consolidated organic revenue growth of 17.4 percent to $456.7 million

•            Consolidated operating earnings of $60.5 million increased 56.7 percent

•            Adjusted Net Earnings and Adjusted Net Earnings per diluted share (as defined below) were $44.9 million and $0.88 per diluted share, representing increases of 55.9 percent and 60.0 percent, respectively

•            New contract wins and market share gains of approximately $125 million for F-35 Joint Strike Fighter, Pratt & Whitney GTF engine and Bombardier C-Series

•            Repurchased approximately $50 million KLXI common shares

•            Raised 2017 guidance by $0.10 to $3.10 of Adjusted Net Earnings per diluted share and provided preliminary 2018 outlook

We have presented Adjusted Net Earnings and Adjusted Net Earnings per diluted share to reflect net earnings before amortization and non-cash compensation expense, and to include the tax benefit from the amortization of tax-deductible goodwill (“Adjusted Net Earnings” and “Adjusted Net Earnings per diluted share”). This release also includes “ASG Adjusted EBITDA” and “ESG Adjusted EBITDA” which excludes non-cash compensation expense, and free cash flow. Each of the aforementioned metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Reconciliation of Non-GAAP Financial Measures.”

THIRD QUARTER CONSOLIDATED RESULTS

On a consolidated basis, revenues increased 17.4 percent to $456.7 million, driven by a 5.4 percent increase in Aerospace Solutions Group segment (“ASG”) revenues and a 121.6 percent increase in Energy Services Group (“ESG”) revenues. Operating earnings and operating margin of $60.5 million and 13.2 percent increased by 56.7 percent and approximately 330 basis points, respectively, reflecting an approximate 80 basis point expansion in ASG’s operating margin and continued strong year-over-year improvement at ESG. Adjusted Net Earnings and Adjusted Net Earnings per diluted share increased 55.9 percent and 60.0 percent to $44.9 million and $0.88 per diluted share, respectively.

Amin J. Khoury, KLX’s Chairman and Chief Executive Officer, stated, “We are pleased with the third quarter operating results at both our ASG and ESG businesses. Our ASG segment delivered revenue growth, margin expansion and solid free cash flows. We are also pleased to report that ASG continued its market momentum with three new contract awards and market share gains valued at approximately $125 million in the aggregate, supporting the F-35 Joint Strike Fighter, Pratt & Whitney’s new GTF engine and Bombardier’s C-Series commercial aircraft.” Mr. Khoury continued, “Our ESG segment generated very strong revenue growth and operating performance during the third quarter, delivering positive EBITDA and reinforcing our expectation for achieving positive operating earnings in the fourth quarter of this year.”

THIRD QUARTER SEGMENT RESULTS

The following is a tabular summary and commentary of revenues, operating earnings and Adjusted EBITDA, for the three month periods ended October 31, 2017 and October 31, 2016 ($ millions):

	REVENUES
	THREE MONTHS ENDED
Segment	October 31, 2017	October 31, 2016	% Change
Aerospace Solutions Group	$367.6	$348.8	5.4%
Energy Services Group	89.1	40.2	121.6%
Total	$456.7	$389.0	17.4%

	OPERATING EARNINGS (LOSS)
	THREE MONTHS ENDED
Segment	October 31, 2017	October 31, 2016	% Change
Aerospace Solutions Group	$62.4	$56.5	10.4%
Energy Services Group	(1.9)	(17.9)	89.4%
Total	$60.5	$38.6	56.7%

	ADJUSTED EBITDA (LOSS)
	THREE MONTHS ENDED
Segment	October 31, 2017	October 31, 2016	% Change
Aerospace Solutions Group	$73.9	$67.1	10.1%
Energy Services Group	9.4	(6.7)	nm
Total	$83.3	$60.4	37.9%

For the three months ended October 31, 2017, ASG revenues of $367.6 million increased 5.4 percent compared to the same period in the prior year. The increase in revenues was driven by a mid-single digit percentage increase in sales to commercial aerospace manufacturing customers, including initial revenue contributions from new business awards announced in 2016, partially offset by a decrease in demand from business jet manufacturing customers. Aftermarket revenues increased by approximately 3.6 percent as compared to the prior year. ASG operating earnings of $62.4 million increased 10.4 percent, and operating margin of 17.0 percent expanded approximately 80 basis points. ASG Adjusted EBITDA of $73.9 million was 20.1 percent of revenues and increased 10.1 percent as compared to the prior year period.

For the three months ended October 31, 2017, as compared to the same period of the prior year, ESG revenues of $89.1 million increased 121.6 percent, operating loss decreased $16.0 million, or 89.4 percent, to $(1.9) million, and Adjusted EBITDA of $9.4 million improved by $16.1 million. As compared to the second quarter of 2017, revenues increased by 21.2 percent, operating loss improved by 75.6 percent, and Adjusted EBITDA improved by 147.4 percent.

NINE MONTH CONSOLIDATED RESULTS

For the nine months ended October 31, 2017, revenues of $1.3 billion increased 15.9 percent, as compared to the prior year period. The consolidated results reflect a 6.0 percent increase in ASG revenues and a 106.6 percent increase in ESG revenues, both as compared to the same period of the prior year.

Operating earnings were $161.4 million, an increase of 71.3 percent. Adjusted EBITDA of $230.2 million and Adjusted EBITDA margin of 17.7 percent, increased approximately 44.3 percent and approximately 350 basis points, respectively.

For the nine months ended October 31, 2017, GAAP basis net earnings and net earnings per diluted share were $64.9 million and $1.26 per share, increases of 114.2 percent and 117.2 percent, respectively. Adjusted Net Earnings and Adjusted Net Earnings per diluted share were $117.5 million and $2.28 per diluted share and increased 75.9 percent and 78.1 percent, respectively.

NINE MONTH SEGMENT RESULTS

The following is a tabular summary and commentary of revenues, operating earnings and Adjusted EBITDA, for the nine month periods ended October 31, 2017 and October 31, 2016 ($ millions):

	REVENUES
	NINE MONTHS ENDED
Segment	October 31, 2017	October 31, 2016	% Change
Aerospace Solutions Group	$1,072.2	$1,011.1	6.0%
Energy Services Group	226.4	109.6	106.6%
Total	$1,298.6	$1,120.7	15.9%

	OPERATING EARNINGS (LOSS)
	NINE MONTHS ENDED
Segment	October 31, 2017	October 31, 2016	% Change
Aerospace Solutions Group	$181.2	$166.5	8.8%
Energy Services Group	(19.8)	(72.3)	72.6%
Total	$161.4	$94.2	71.3%

	ADJUSTED EBITDA (LOSS)
	NINE MONTHS ENDED
Segment	October 31, 2017	October 31, 2016	% Change
Aerospace Solutions Group	$215.7	$197.5	9.2%
Energy Services Group	14.5	(38.0)	nm
Total	$230.2	$159.5	44.3%

For the nine months ended October 31, 2017, ASG revenues of $1.07 billion increased 6.0 percent compared to the same period in the prior year. Revenues from both commercial aerospace manufacturing and aftermarket customers increased by an approximate mid-single digit percentage. ASG operating earnings of $181.2 million increased 8.8 percent and operating margin increased approximately 40 basis points to 16.9 percent. ASG Adjusted EBITDA of $215.7 million and Adjusted EBITDA margin of 20.1 percent increased approximately 9.2 percent and approximately 60 basis points, respectively.

For the nine months ended October 31, 2017, ESG revenues of $226.4 million increased by 106.6 percent, as compared to the same period in the prior year. Operating loss improved by $52.5 million to $(19.8) million, while Adjusted EBITDA improved by $52.5 million to $14.5 million.

LIQUIDITY

For the three-month period ended October 31, 2017, net cash flow provided by operations was $87.2 million. The Company generated free cash flow of $62.2 million or approximately 241.1 percent of net earnings and 138.5 percent of Adjusted Net Earnings. Capital expenditures were $25.0 million, reflecting investments related to the Company’s new 550,000 square foot ASG Miami global distribution and operations center, and discrete investments within the ESG business. As of October 31, 2017, cash on hand was approximately $287.5 million. Total long-term debt of $1.2 billion less cash, resulted in net debt of $912 million, and the Company’s net debt to net capital ratio was approximately 29 percent. There were no borrowings outstanding under the Company’s $750.0 million credit facility. Over the past three and nine month periods ended October 31, 2017, the Company repurchased approximately $50 million and $80 million of KLXI common stock at an average price of $47.46 and $48.09 per share, respectively.

OUTLOOK

Mr. Khoury commented, “We are raising our 2017 Adjusted Net Earnings per diluted share guidance by $0.10 to approximately $3.10 per diluted share. The improved outlook is based on a lower share count as a result of our share buyback program, together with an approximate $0.06 per share benefit from lower taxes. For the full year, we anticipate revenues to increase approximately 17 percent to approximately $1,750 million and operating earnings to increase approximately 72 percent to approximately $222 million. Adjusted Net Earnings and Adjusted Net Earnings per diluted share are both expected to increase approximately 70 percent to approximately $159 million and approximately $3.10 per diluted share, respectively. Early in 2018, we expect to begin the consolidation and relocation of several facilities into our new ASG Miami global distribution and operations center. Our 2018 outlook excludes approximately $20 million of moving costs, asset write-offs for abandoned equipment, lease buyouts and other similar items related to this transition.”

Mr. Khoury continued, “We remain optimistic about the outlook for both our ASG and ESG businesses. Within ASG, we expect the revenue contribution from new program awards achieved in 2016 will continue their initial ramp up in the fourth quarter and into 2018. Furthermore, we expect to continue to press our advantage of superior service to gain additional new business in the coming quarters. Our ESG segment continues to benefit from the improvement in oil and gas prices, which has driven an increase in capital expenditures by our oil and gas exploration and production customers.”

The Company’s Fiscal 2018 initial outlook excludes approximately $20 million of new facility transition costs and is as follows:

•                        2018 revenues are expected to increase by approximately 10 percent to approximately $1,950 million

•                        Operating earnings are expected to increase approximately 30 percent to approximately $290 million

•                        Adjusted EBITDA is expected to increase approximately 23 percent to approximately $385 million

•                        Adjusted Net Earnings are expected to increase approximately 23 percent to approximately $194 million

•                        Adjusted Net Earnings per diluted share is expected to increase approximately 23 percent to approximately $3.80 per diluted share

•                        ASG revenues are expected to increase by approximately 5 percent to approximately $1,500 million

•                        ESG revenues are expected to increase by approximately 40 percent to approximately $450 million

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which include its Annual Report on Form 10-K and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About KLX Inc.

KLX Inc., through its two operating segments, provides mission critical products and complex logistical solutions to support its customers’ high value assets. KLX serves its customers in demanding environments that face high cost of downtime and require dependable, high quality just-in-time customer support. The Aerospace Solutions Group is a leading distributor and value added service provider of aerospace fasteners and consumables offering the broadest range of aerospace hardware and consumables and inventory management services worldwide. The Energy Services Group provides vital services and products to oil and gas exploration and production companies on an episodic, 24/7 basis. For more information, visit the KLX website at www.klx.com.

KLX INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 31, 2017	October 31, 2016	October 31, 2017	October 31, 2016

Revenues	$456.7	$389.0	$1,298.6	$1,120.7
Cost of sales	331.7	289.0	942.1	844.7
Selling, general and administrative	64.5	61.4	195.1	181.8

Operating earnings	60.5	38.6	161.4	94.2

Interest expense	19.0	18.8	57.0	56.8

Earnings before income taxes	41.5	19.8	104.4	37.4

Income tax expense	15.7	—	39.5	7.1

Net earnings	$25.8	$19.8	$64.9	$30.3

Net earnings per common share:
Basic	$0.52	$0.38	$1.28	$0.58
Diluted	$0.51	$0.38	$1.26	$0.58

Weighted average common shares:
Basic	50.0	51.8	50.7	51.9
Diluted	51.0	52.2	51.5	52.2

KLX INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Millions)

	October 31,	January 31,
	2017	2017
ASSETS

Current assets:
Cash and cash equivalents	$287.5	$277.3
Accounts receivable	317.9	261.3
Inventories, net	1,381.5	1,381.4
Other current assets	45.2	39.6
Total current assets	2,032.1	1,959.6
Long-term assets	1,748.7	1,738.7
	$3,780.8	$3,698.3

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$293.9	$257.1
Total long-term liabilities	1,229.4	1,220.1
Total stockholders’ equity	2,257.5	2,221.1
	$3,780.8	$3,698.3

KLX INC.
   CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In Millions, Expect Per Share Data)

	NINE MONTHS ENDED
	October 31, 2017	October 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$64.9	$30.3
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	49.5	50.6
Deferred income taxes	33.1	3.3
Non-cash compensation	19.3	14.7
Provision for inventories	12.3	12.7
Provision for doubtful accounts and sales returns	1.3	3.1
Loss on disposal of property, equipment and other	0.8	4.3
Amortization of deferred financing fees	3.4	3.2
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(57.5)	2.5
Inventories	(12.3)	3.2
Other current and non-current assets	(14.6)	9.3
Accounts payable	7.0	2.6
Other current and non-current liabilities	33.3	(0.7)
Net cash flows provided by operating activities	140.5	139.1

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(57.6)	(33.9)
Acquisitions, net of cash acquired	—	(220.8)
Net cash flows used in investing activities	(57.6)	(254.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(78.7)	(13.5)
Cash proceeds from stock issuance	1.0	0.8
Net cash flows used in financing activities	(77.7)	(12.7)

Effect of foreign exchange rate changes on cash and cash equivalents	5.0	(1.8)

Net increase (decrease) in cash and cash equivalents	10.2	(130.1)
Cash and cash equivalents, beginning of period	277.3	427.8
Cash and cash equivalents, end of period	$287.5	$297.7

KLX INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes “Adjusted Net Earnings” and “Adjusted Net Earnings per diluted share” to reflect net earnings before amortization, non-cash compensation expense, and to include the tax benefit from the amortization of tax deductible goodwill. This release also includes “Adjusted EBITDA,” which excludes depreciation and amortization and non-cash compensation expense, and free cash flow, which are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company uses the above described adjusted measures to evaluate and assess the operational strength and performance of the business and of particular segments of the business. The Company believes these financial measures are relevant and useful for investors because it allows investors to have a better understanding of the Company’s actual operating performance unaffected by the impact of the costs as defined.  These financial measures should not be viewed as a substitute for, or superior to, operating earnings, net earnings or net cash flows provided by operating activities (each as defined under GAAP), the most directly comparable GAAP measures, as a measure of the Company’s operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

KLX INC.

RECONCILIATION OF NET EARNINGS

TO ADJUSTED NET EARNINGS PER DILUTED SHARE

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 31, 2017	October 31, 2016	October 31, 2017	October 31, 2016
Net earnings	$25.8	$19.8	$64.9	$30.3
Amortization expense	4.9	4.8	14.5	14.7
Non-cash compensation	6.3	4.9	19.3	14.7
Income taxes	15.7	—	39.5	7.1
Adjusted earnings before tax expense	52.7	29.5	138.2	66.8
Income taxes at the current effective tax rate	19.9	5.6	52.2	12.7
Less: impact of goodwill deduction *	12.1	4.9	31.5	12.7
Adjusted income taxes	7.8	0.7	20.7	—
Adjusted net earnings	$44.9	$28.8	$117.5	$66.8
Adjusted net earnings per diluted share	$0.88	$0.55	$2.28	$1.28

Diluted weighted average shares	51.0	52.2	51.5	52.2

* For purposes of this calculation, tax benefit of goodwill deduction is limited to income tax at current effective rate

KLX INC.

RECONCILIATION OF OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 31, 2017	October 31, 2016	October 31, 2017	October 31, 2016
Operating earnings	$60.5	$38.6	$161.4	$94.2
Depreciation and amortization	16.5	16.9	49.5	50.6
Non-cash compensation	6.3	4.9	19.3	14.7
Adjusted EBITDA	$83.3	$60.4	$230.2	$159.5

RECONCILIATION OF AEROSPACE SOLUTIONS GROUP OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 31, 2017	October 31, 2016	October 31, 2017	October 31, 2016
ASG operating earnings	$62.4	$56.5	$181.2	$166.5
Depreciation and amortization	8.0	7.9	23.8	22.8
Non-cash compensation	3.5	2.7	10.7	8.2
Adjusted EBITDA	$73.9	$67.1	$215.7	$197.5

RECONCILIATION OF ENERGY SERVICES GROUP OPERATING LOSS

TO ADJUSTED EBITDA (LOSS)

(In Millions)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 31, 2017	October 31, 2016	October 31, 2017	October 31, 2016
ESG operating loss	$(1.9)	$(17.9)	$(19.8)	$(72.3)
Depreciation and amortization	8.5	9.0	25.7	27.8
Non-cash compensation	2.8	2.2	8.6	6.5
Adjusted EBITDA (loss)	$9.4	$(6.7)	$14.5	$(38.0)

RECONCILIATION OF NET CASH FLOW PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

(In Millions)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 31, 2017	October 31, 2016	October 31, 2017	October 31, 2016

Net cash flow provided by operating activities	$87.2	$61.7	$140.5	$139.1
Capital expenditures	(25.0)	(8.6)	(57.6)	(33.9)
Free cash flow	$62.2	$53.1	$82.9	$105.2
Free cash flow per diluted share	$1.22	$1.02	$1.61	$2.02
Diluted weighted average shares	51.0	52.2	51.5	52.2

KLX INC.

RECONCILIATION OF 2017 OUTLOOK; NET EARNINGS

TO ADJUSTED NET EARNINGS AND ADJUSTED NET EARNINGS PER DILUTED SHARE

(In Millions, Except Per Share Data)

2017 Outlook
(Approximate Amounts)
Net earnings	$88
Amortization expense	19
Non-cash compensation	26
Income taxes	55
Adjusted earnings before tax expense	188
Income taxes at the current effective tax rate	71
Less: impact of goodwill deduction *	42
Adjusted income taxes	29
Adjusted net earnings	$159
Adjusted net earnings per diluted share	$3.10

Diluted weighted average shares	51.2

* For purposes of this calculation, tax benefit of goodwill deduction is limited to income taxes at the current effective tax rate

KLX INC.

RECONCILIATION OF 2018 OUTLOOK; NET EARNINGS

TO ADJUSTED NET EARNINGS AND ADJUSTED NET EARNINGS PER DILUTED SHARE

(In Millions, Except Per Share Data)

2018 Outlook
(Approximate Amounts)
Net earnings	$115
Amortization expense	19
Non-cash compensation	21
Income taxes	70
New facility transition costs	20
Adjusted earnings before tax expense	245
Income taxes at the current effective tax rate	93
Less: impact of goodwill deduction *	42
Adjusted income taxes	51
Adjusted net earnings	$194
Adjusted net earnings per diluted share	$3.80

Diluted weighted average shares	51.2

* For purposes of this calculation, tax benefit of goodwill deduction is limited to income taxes at the current effective tax rate

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